UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2009

ORION MARINE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace, Suite 300.
Houston, Texas  77034
(Address of principal executive offices)

(713) 852-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01                      Financial Statements and Exhibits

EXHIBIT INDEX
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    As discussed in Orion Marine Group, Inc.'s (the "Company") Current Report on Form 8-K filed on September 2, 2009, J. Cabell Acree III, separated from the Company as its Vice President, General Counsel and Secretary, effective August 28, 2009.

    On October 13, 2009, the “Company entered into a Separation Agreement and Release (the “Agreement”) with Mr. Acree.

    The terms of the Agreement provide for a one-time, lump-sum severance payment to Mr. Acree of $116,437.62, payable within 10 days of  October 21, 2009, and the Company will pay or reimburse 50% of the cost of continuation coverage premiums under the Company’s group health plan for up to six months.  In addition, the Company will provide for the vesting of 417 stock options, held by Mr. Acree, which were scheduled to vest on August 31, 2009 (with an exercise price of $14.05 per share), and will accelerate the vesting of 3,783 stock options which were scheduled to vest on October 7, 2009 (with an exercise price of $6.00 per share). All other unvested stock options granted to Mr. Acree under the Company’s Long Term Incentive Plan shall be forfeited or surrendered.  Mr. Acree’s vested options, including the options vesting pursuant to the Agreement, will be exercisable for the 90 day period following the end of the lock up period, subject to extension, agreed to by Mr. Acree in connection with the Company’s recent public offering of its common stock, as described in the prospectus filed on August 13, 2009.

Mr. Acree may revoke his acceptance of the Agreement within seven calendar days following the execution of the Agreement, and the Agreement is not effective or enforceable until the revocation period has elapsed.

Item 9.01                      Financial Statements and Exhibits

(c)           Exhibits:

Exhibit
Number                                Description

10.01                      Separation Agreement and Release dated October 13, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Marine Group, Inc.
Dated: October 19,2009	By:	/s/ Mark R. Stauffer
Executive Vice President and Chief Financial Officer